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                                                                EXHIBIT 10.13



                        CONSENT AND ASSUMPTION AGREEMENT


         THIS CONSENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of the 31st day of December, 1996, by and among Erzinger Equipment Co., whose address is 4303 Bi-State Industrial Drive, St. Louis, Missouri 63128 ("Original Borrower"); Falconite Equipment, Inc., whose address is 2525 Wayne Sullivan Drive, Paducah, Kentucky 42002 ("Assuming Borrower") and Southwest Bank of St. Louis, a Missouri banking corporation, whose address is 2301 South Kingshighway, St. Louis, Missouri 63110 ("Southwest").

                              W I T N E S S E T H:

         WHEREAS, Original Borrower executed and delivered to Southwest a certain Note (the "Note") dated December 16, 1996 payable to the order of Southwest in the original principal amount of EIGHT MILLION THREE HUNDRED FORTY-SIX THOUSAND THREE HUNDRED FOURTEEN AND 42/100 DOLLARS ($8,346,314.42) (the "Loan"); and

         WHEREAS, the Original Borrower executed and delivered to Southwest a certain Master Lease dated March 30, 1995 (the "Lease");

         WHEREAS, the Loan, Lease as well as all other obligations of Original Borrower are entitled to the benefits and security of certain agreements and documents described in Schedule 1 attached hereto (collectively the "Collateral Documents") (the Note, Lease, Collateral Documents as well as all other documents executed or delivered by the Original Borrower in connection with the Note and the Lease, all as from time to time amended, notified, renewed or extended, are referred to herein collectively as the "Loan Documents");

         WHEREAS, Original Borrower desires to convey substantially all its assets and property (the "Property"), to Assuming Borrower (the "Conveyance"); and

         WHEREAS, Assuming Borrower desires to assume all rights, liabilities and obligations of Original Borrower under the Loan Documents and be bound by all terms and conditions contained therein; and

         WHEREAS, Original Borrower and Assuming Borrower desire that Southwest consent to the Conveyance and assumption and Southwest is willing to do so subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, the covenants, conditions and provisions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consent. Southwest hereby consents to the Conveyance and the assignment and assumption of the rights and obligations of Original Borrower under the Loan Documents by Assuming Borrower. Following the Conveyance, Original Borrower shall be dissolved and Assuming Borrower shall be a wholly owned subsidiary of Falconite, Inc., an Illinois corporation ("Falconite"). Southwest hereby consents to the foregoing and waives any provisions of the Loan Documents that would otherwise prohibit such actions including, but not limited to, dissolution, conveyance of assets or change of control provisions. Provided, however, that the foregoing consent and waiver shall be
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effective only for the Conveyance and the foregoing reorganization of Original
Borrower and Assuming Borrower and shall not constitute a consent or waiver to any other transfer or sale of the Property or other reorganization. Assuming Borrower agrees that so long as any amounts due Southwest under the Loan or the Lease shall be outstanding it shall at all times remain a wholly owned subsidiary of Falconite, not less than seventy percent (70%) of the capital stock of Falconite and E.F. Leasing, Inc. ("E.F.") shall be owned by Michael A. Falconite, Joseph A. Falconite (or trusts established for their benefit or the benefit of their family members) or Falconite Investments, L.P. ("FILP") and FILP shall be owned beneficially by Michael A. Falconite, Joseph A. Falconite, Betty Falconite or their lineal descendents (or trusts established for their benefit or the benefit of their family members).

         2. Conveyance. The Conveyance shall be effectuated subject to the Loan Documents and all instruments evidencing the Conveyance shall expressly provide that the Property is being transferred subject to the terms and provisions of the Loan Documents.

         3. Assumption. Assuming Borrower hereby assumes and agrees to perform all duties, obligations and liabilities of Original Borrower under the Loan Documents, including without limitation all payment obligations thereunder, according to the tenor, purpose and effect thereof, and the performance and observance of every covenant and condition therein contained. Whenever references are made to Original Borrower in the Loan Documents, the same shall be deemed to mean Assuming Borrower. The Assuming Borrower and Southwest acknowledge and agree that as of the date hereof, the current principal balance outstanding under the Note is $8,346,314.42 and the balance of payments due under the Lease is $57,567.72.

         4. Representations and Warranties. Assuming Borrower hereby represents and warrants to Southwest that:

                 (a) The execution, delivery and performance by Assuming Borrower of this Agreement and the Loan Documents do not conflict with or result in a breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws or constitute a default under or result in any violation of, any applicable law, rule, regulation, order, writ, judgment or decree of any court or government agency or instrumentality, or any agreement or instrument to which Assuming Borrower is a party, or by which Assuming Borrower is bound or otherwise subject.

                 (b) This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Assuming Borrower enforceable in accordance with its terms.

         5. Ratification. Except to the extent expressly modified by this Agreement, all of the terms, provisions, agreements, covenants and powers contained in the Loan Documents shall remain in full force and effect, and the same are hereby ratified and confirmed and Southwest reserves unto itself all rights and privileges granted thereunder. Until such time as a $278,037.45 Note dated June 8, 1994 made by E.F. to the order of Southwest and with a current principal balance due of $139,018.65 shall be paid (and not thereafter), Assuming Borrower agrees that the Property shall continue to serve as collateral security for the repayment and performance of all obligations of EF to Southwest as provided in one or more of the Collateral Documents.

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         6.      No Defense or Offset to Indebtedness.  It is agreed that
neither Original Borrower nor Assuming Borrower has any defenses or offsets against repayment of the outstanding indebtedness evidenced by the Note, Lease or any other Loan Document.

         7. Further Assurances. Assuming Borrower and Original Borrower agree to execute and deliver to Southwest such Uniform Commercial Code Financing Statements, title lien notations and any other documents requested by Southwest to further perfect the interests of Southwest in the Property or further evidence or effectuate the terms of the Agreement.

         8. Costs and Expenses. Assuming Borrower shall pay all costs and expenses incurred by Southwest in connection with this Agreement and transactions contemplated hereunder, including, without limitation, all legal expenses, recording costs and search charges.

         9. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Missouri and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The use in this Agreement of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the content so requires. This Agreement may be executed in several counterparts, and as executed shall constitute one agreement notwithstanding that not all parties are signatories to the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        "ASSUMING BORROWER"
                                        FALCONITE EQUIPMENT, INC.



                                        By:     /s/ Michael A. Falconite
                                                -------------------------------
                                                Michael A. Falconite, President

                                        "ORIGINAL BORROWER"
                                        ERZINGER EQUIPMENT CO.



                                        By:     /s/ Michael A. Falconite
                                                -------------------------------
                                                Michael A. Falconite, President


                                        "SOUTHWEST"
                                        SOUTHWEST BANK OF ST. LOUIS



                                        By:  /s/ Lansden McCandless
                                           ------------------------------------
                                        Title:     Vice President
                                              ---------------------------------





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                                   SCHEDULE 1


                  Assumed Note, Lease, Security Agreements and
                              Other Loan Documents


COLLATERAL PLEDGED FOR E.F. LEASING, INC. OBLIGATIONS

         1. Security Agreement dated 5/19/94 covering accounts receivable, inventory and equipment executed by Erzinger Equipment Co.
                 Title:   SECURITY AGREEMENT

         2.      Assumption Agreement dated 12/29/95 (without recourse) Title:
                 CONSENT AND ASSUMPTION AGREEMENT WITH RELEASE

         3.      Pledge Agreement dated 12/29/95 executed by Erzinger Equipment
                 Co.  Title:   PLEDGE AGREEMENT

         4.      Security Agreement dated 6/18/94 covering personal property
                 executed by Erzinger Equipment Co.  Title:   SECURITY
                 AGREEMENT

         5. Security Agreement dated 5/19/94 covering accounts receivables, inventory and equipment executed by Erzinger
                 Equipment Co.  Title:   SECURITY AGREEMENT EQUIPMENT AND/OR
                 CONSUMER                        GOODS

         6.      Assumption Agreement dated 12/29/95 (without recourse) Title:
                 CONSENT AND ASSUMPTION AGREEMENT WITH RELEASE

         7.      Pledge Agreement dated 12/29/95 executed by Erzinger Equipment
                 Co.  Title:   PLEDGE AGREEMENT


ERZINGER EQUIPMENT CO. DIRECT OBLIGATIONS

         1.      Note dated 12/16/96 Principal balance $8,346,314.42
                 Collateral:

                 A.       Loan Agreement dated 1/25/95 Title:  LOAN AGREEMENT

                 B.       Security Agreement dated 12/29/95 covering equipment
                          Title: SECURITY AGREEMENT EQUIPMENT AND/OR CONSUMER GOODS
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                 C.       Security Agreement dated 12/20/95 covering 1995 Ford
                          Truck Title: SECURITY AGREEMENT EQUIPMENT AND/OR CONSUMER GOODS

                 D. Security Agreement dated 9/13/95 covering 1995 Ford Truck and equipment Title: SECURITY AGREEMENT EQUIPMENT AND/OR CONSUMER GOODS

                 E. Security Agreement dated 5/19/94 covering accounts receivable, inventory and equipment Title: SECURITY AGREEMENT

                 F. Security Agreement dated 9/1/96 covering 1997 Chevy Lumina Title: SECURITY AGREEMENT EQUIPMENT AND/OR CONSUMER GOODS

                 G. Security Agreement dated 7/1/96 covering 1996 Chevy Van Title: SECURITY AGREEMENT EQUIPMENT AND/OR CONSUMER GOODS

                 H. Security Agreement dated 5/17/96 covering 1994 Ford F-150 PU Title: SECURITY AGREEMENT EQUIPMENT AND/OR CONSUMER GOODS

                 I. Security Agreement dated 2/16/96 covering 1996 Ford Truck and 1996 Crane Title: SECURITY AGREEMENT EQUIPMENT

                 J. Security Agreement dated 2/16/96 covering 1996 Ford Truck and Manitex Crane Title: SECURITY AGREEMENT EQUIPMENT

         2.      Lease Agreement #1039452 dated 3/30/95 and Assignment of
                 Purchase Order dated 5/30/95 Title:   ASSIGNMENT OF PURCHASE
                 ORDER(S)